SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
      Securities Exchange Act of 1934 (Amendment No.      )

Filed by the registrant  [ X ]

Filed by a party other than the registrant  [  ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


            KFC NATIONAL PURCHASING COOPERATIVE, INC.
__________________________________________________________________
         (Name of Registrant as Specified in Its Charter)

            KFC NATIONAL PURCHASING COOPERATIVE, INC.
_________________________________________________________________
            (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
          14a-6(j)(2).
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3) or Item 22(a)(2) of
          Schedule 14A.
     [ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and
          0-11.

     (1) Title of each class of securities to which transactions applies:

__________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:

_________________________________________________________________

     (3) Per unit price of other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

__________________________________________________________________

     (5)  Total fee paid:

___________________________________________________________________
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

___________________________________________________________________

     (2)  Form, schedule or registration statement no.:

_________________________________________________________________

     (3)  Filing party:

___________________________________________________________________

     (4)  Date filed:

__________________________________________________________________


            KFC National Purchasing Cooperative, Inc.

           ____________________________________________
               NOTICE OF SEVENTEENTH ANNUAL MEETING
                        OF STOCKHOLDERS
           ____________________________________________

                    To Be Held March 15, 1996

To the Stockholder Members:

     The Seventeenth Annual Meeting (the "Annual Meeting") of the stockholders of KFC National Purchasing Cooperative, Inc. (the "Cooperative") will be held on Friday, March 15, 1996 at 10:00 a.m. at the Cooperative's offices at 950 Breckenridge Lane, Louisville, Kentucky, for the purpose of considering and acting upon:

     1. Election of Directors. Election of one director by the holders of each of the Series B, C, D, G, I, and L Membership Common Stock; the election of one director nominated by holders of Series J Membership Common Stock and elected by the holders of all shares of Membership Common Stock; and the election of the Independent Director nominated by the Cooperative's Board of Directors and elected by the holders of all shares of Membership Common Stock.

     2. Other Business. Such other matters and business as may properly be brought before the meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on February 11, 1996 are entitled to notice of and to vote at the Annual Meeting, and any adjournments thereof.

ALL STOCKHOLDER MEMBERS ARE ENTITLED TO VOTE IN THE ELECTION OF THE INDEPENDENT DIRECTOR AND THE DIRECTOR NOMINATED BY THE HOLDERS OF SERIES J MEMBERSHIP COMMON STOCK. IN ADDITION, HOLDERS OF SERIES B, C, D, G, I, AND L MEMBERSHIP COMMON STOCK ARE ENTITLED TO VOTE IN THE ELECTION OF THE DIRECTOR NOMINATED BY THE HOLDERS OF THEIR RESPECTIVE SERIES OF MEMBERSHIP COMMON STOCK.

THE PRESENCE IN PERSON OR BY PROXY OF STOCKHOLDER MEMBERS
REPRESENTING A MAJORITY OF THE STOCKHOLDER MEMBERS ENTITLED TO VOTE AT THE ANNUAL MEETING SHALL CONSTITUTE A QUORUM AT THE ANNUAL
MEETING.  THEREFORE, YOU ARE URGED TO SIGN, DATE AND RETURN THE
ENCLOSED FORM OF PROXY.

A PROMPT RESPONSE WILL BE APPRECIATED.

By Order of the Board of Directors.

Thomas D. Henrion
President and Chief Executive Officer

Louisville, Kentucky
February 12, 1996


            KFC NATIONAL PURCHASING COOPERATIVE, INC.
                         PROXY STATEMENT

        For the Seventeenth Annual Meeting of Stockholders

                  To Be Held on March 15, 1996

     Proxies are being solicited on behalf of the Board of Directors of KFC National Purchasing Cooperative, Inc. (the
"Cooperative"), in connection with the Seventeenth Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Cooperative's offices at 950 Breckenridge Lane, Louisville,
Kentucky, on Friday, March 15, 1996, at 10:00 a.m., and at any adjournments thereof. As set forth in the accompanying Notice, the purpose of the Annual Meeting is to consider the election of certain directors and such other matters and business as may properly be brought before the meeting.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Except in the election of Series B, C, D, G, I and L Directors, as discussed below, each stockholder member has one vote per share of Membership Common Stock on all matters coming before the meeting. With regard to the election of directors, (a) each stockholder member is entitled to cast one vote each to elect the Series J Director and the Independent Director, and (b) only stockholders of each of Series B, C, D, G, I and L Membership Common Stock are entitled to cast one vote each to elect one member to the Board of Directors to represent the Series. Proxies may be revoked at any time in writing or in person at the Annual Meeting or at any adjournment thereof. All proxies are automatically revoked one year from their date.

     The persons named in the enclosed form of proxy, who are the members of the Executive Committee of the Board of Directors, or their substitutes, will not vote a proxy for any nominee to represent a Series of Membership Common Stock unless the stockholder member appointing the proxy is eligible to vote for the nominee and designates the stockholder's preference by checking one of the appropriate boxes on the form of proxy.

     The presence in person or by proxy of stockholders representing a majority of the stockholder members entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting. The affirmative vote of two-thirds of the shares of Membership Common Stock present in person or by proxy at the meeting is required to take any action at the Annual Meeting, other than the election of directors. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business and in tabulations of the votes cast on proposals presented to stockholders.

     The mailing address of the principal executive offices of the Cooperative is 950 Breckenridge Lane, Louisville, Kentucky 40207. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is February 12, 1996. Only those holders of Membership Common Stock of record at the close of business on February 11, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On February 11, 1996, there were 581 holders of Membership Common Stock.

                      ELECTION OF DIRECTORS

     At the Annual Meeting, the Independent Director and directors representing the Series B, C, D, G, I, J, and L Membership Common Stockholders will be elected. The terms of the directors set forth below will expire at the meeting. Vacancies also exist with respect to the two director positions eligible to be filled by KFC National Management Company ("KFC Management"), the sole holder of Series K Membership Common Stock, but no persons have been nominated to fill these positions at the Annual Meeting.

                      Expired Directorships

Name                     Series      Class                Area or Holder

Robert P. Peck              B          II                 Arkansas, Colorado, Kansas,
                                                          Missouri, New Mexico,
                                                          Oklahoma, Texas

Ronald Giles                C          II                 Connecticut, Delaware,
                                                          District of Columbia, Maine,
                                                          Maryland, Massachusetts, New
                                                          Hampshire, New Jersey, New
                                                          York, Pennsylvania, Rhode
                                                          Island, Vermont

Calvin G. White            D           II                 Alaska, Hawaii, Idaho,
                                                          Montana, Oregon, Washington,
                                                          Wyoming

Charles Buckner            G           II                 Arizona, California, Nevada,
                                                          Utah

Paul A. Houston            I          III                 Scott's Hospitality, Inc.
                                                          ("Scott's")

Edward J. Henriquez, Jr.   J           II                 Foreign Territories Other Than Canada

John Marsella              L            I                 National Franchisee Advisory
                                                          Council ("NFAC")

Edward W. Rhawn           N/A          II                 Independent



                             Nominees

     Scott's, the sole holder of Series I Membership Common Stock, is entitled to nominate and elect as a Series one member of the Board of Directors to serve the remaining one year of a three-year term. Scott's has nominated Paul A. Houston to continue serving as director representing Series I Membership Common Stock. At this
Annual Meeting, NFAC, the sole holder of Series L Membership Common Stock, is entitled to nominate and elect as a Series one member of the Board of Directors to serve the remaining two years of a three-year term. NFAC has nominated John Marsella to continue serving as director representing the Series L Membership Common Stock.
Certain information with respect to Messrs. Houston and Marsella is provided below at "Management."

     Each of Series B, C, D, and G Membership Common Stock is entitled to nominate and elect as a Series one member of the Board of Directors. Each of the following two stockholder members has been nominated to serve as Series B Director: Robert P. Peck and Jacob H. DeWitt. Mr. Peck is 61 years of age and currently owns and operates two KFC stores. He has served as a director of the Cooperative since 1990, and currently serves as the Chairman of the Board. Mr. DeWitt is 37 years of age, has worked with KFC stores since 1982, and currently owns and operates one KFC store.

     Each of the following two stockholder members has been nominated to serve as Series C Director: John F. Arsenault and James G. Cocolin. Mr. Arsenault is 46 years of age, has worked with KFC stores since 1970, and currently owns five KFC stores. Mr. Cocolin is 46 years of age, became a KFC franchisee in 1979, and currently owns and operates 11 KFC stores.

     Calvin G. White is the sole nominee to serve as the Series D
Director. Certain information with respect to Mr. White is provided below at "Management."

     Each of the following three stockholder members has been nominated to serve as Series G Director: Joseph F. Cardiel, Martin
D. Lewis, and Dean M. Sorgdrager. Mr. Cardiel is 53 years of age, became a KFC franchisee in 1980, and currently owns one KFC store. Mr. Lewis is 74 years of age, has worked with KFC stores since 1966, and currently owns and operates 1 KFC store. Mr. Sorgdrager is 33 years of age, has worked with KFC stores since 1976, and currently owns and operates 1 KFC store.

     Edward J. Henriquez, Jr. is the sole nominee to serve as the Series J Director. Certain information will respect to Mr.
Henriquez is provided below at "Management."

     Edward W. Rhawn is the nominee of the Board of Directors to serve as the Independent Director. Certain information with respect to Mr. Rhawn is provided below at "Management."

     Each of the B, C, D, G, I, and L Series Directors are elected by the affirmative vote of a plurality of the shares of the respective Series entitled to vote for the director voting in person or by proxy at the Annual Meeting. As of the Record Date, there were 77 holders of Series B Membership Common Stock, 62 holders of Series C Membership Common Stock, 21 holders of Series
D Membership Common Stock, 48 holders of Series G Membership Common Stock and one holder each of Series I and L Membership Common Stock. Each of the Independent Director and the Series J Director is elected by a plurality vote of all shares of Membership Common Stock entitled to vote at the Annual Meeting; as of the Record date there were 581 holders of all Series of Membership Common Stock.

     Each of the nominees described herein has agreed to serve if elected. The terms of the Class I Directors elected at the Annual Meeting will expire at the Cooperative's Annual Meeting for 1998, the terms of the Class II Directors will expire at the Cooperative's Annual Meeting for 1999, and the terms of the Class III Directors will expire at the Cooperative's Annual Meeting for 1997.


                                       MANAGEMENT OF THE COOPERATIVE

Directors and Executive Officers

     The following table lists, in addition to other information, the directors and certain executive officers of the Cooperative at December 31, 1995, their ages, their position with the Cooperative, their present principal occupations, and the number and percentages of shares of Store Common Stock beneficially owned, directly or indirectly, by each.  The information provided with respect to the ages and number of shares beneficially owned is as of December 31, 1995.

                             Positions     Year First
                             and Offices   Became
                             Currently     Director or   Term as                   Present      Store          Percent
                             held with     Executive     Director     Series       Principal    Common Stock   of Store
Name                Age      Cooperative   Officer       Expires   Represented(*)  Occupation   Ownership      Outstanding
William E.           56      Director,       1988          1997          F          Operator        10            **
Allen                        Secretary

Charles              58      Director        1993          1996          G          Operator        10            **
Buckner

Darrell M.           50       Director       1995          1998          N          Operator         9            **
Dunafon

Ronald               50       Director       1995          1996          C          Operator         4            **
Giles

Leon W.              76       Director,      1978          1997          H          Founder        266            4.7
Harman                        Vice Chairman                                         of Harman
                              of the Board                                          Management
                                                                                    Corporation

Edward J.            58       Director       1994          1996          J          Operator        12            **
Henriquez, Jr.

Paul A. Houston      46       Director       1995          1996          I          President of   408            7.2
                                                                                    Scott's Food
                                                                                    Services, Inc.

John Marsella        49       Director       1995          1996          L          Operator         6            **

Grover G. Moss       51       Director       1994          1998          O          Operator         9            **

David G. Neal        49       Director,      1991***       1997          E          Operator        89            1.6
                              Treasurer

Robert P.            61       Director,      1990          1996          B          Operator         5            **
Peck                          Chairman of
                              the Board

Edward W. Rhawn      57       Director       1992          1996   Independent       Chairman        --            --
                                                                                    of Rhawn
                                                                                    Enterprises, Inc.

Jack M. Richards     67       Director       1991          1997         A           Operator         3            **

James B.             57       Director       1990          1998         L           Operator         2            **
Royster

Calvin G.            41       Director       1992          1996         D           Operator         3            **
White

Ronald J. Young      37       Director       1993          1997         M           Operator        12            **

Thomas D.            53       Director,      1980           --          --          President &     --            --
Henrion                       President,                                            Chief Executive
                              Chief Executive                                       Officer, Cooperative
                               Officer

William V.           46       Vice President, 1985          --          --          Vice President,  --           --
Holden                        Chief Financial                                       Chief Financial
                              Officer                                               Officer, Cooperative

Judith L.            47       Vice President, 1991          --          --          Vice President,  --           --
Hollis                        General Manager                                       Cooperative
                              KFC Sales

W. Thomas            49       Vice President, 1982          --          --          Vice President,  --           --
Hutcherson                    Purchasing                                            Cooperative

Kenneth L. Hartung   48       Vice President  1993          --          --          Vice President,  --           --
                                                                                    Cooperative
All directors and officers as a group (27 persons)****                                                848
______________________________

* KFC Management has purchased one share of Series K Membership Common Stock. In 1989, both directors representing KFC Management resigned as members of the Board of Directors. KFC Management has not taken any action to fill the vacancies and has not indicated whether it will take action in the future to fill the vacancies. The total number of shares of Store Common Stock listed as owned by directors and officers does not include the 2,028 shares of Store Common Stock believed by the Cooperative to be owned by KFC Management or affiliates, representing approximately 35.8% of the Store Common Stock outstanding.
**   Less than one-half of one percent.
*** Mr. Neal has previously served on the Board of Directors of the Cooperative as one of the two directors representing NFAC, the holder of the Series L share of Membership Common Stock. He first began serving on the Board of Directors as a representative of Series E in February 1991. **** Each director and nominee for director, other than Messrs. Henrion and Rhawn, is, or is affiliated with a member which is, the owner of one share of Membership Common Stock. All directors and officers as a group (27 persons) own 15 shares of Membership Common Stock, 2.6 percent of the
total number of Shares of Membership Common Stock outstanding.   The Store
Common Stock ownership reflects the number of shares which each director, other than Messrs. Henrion and Rhawn, owns or which is owned by the member with which the director is affiliated. Except as required by law, Store Common Stock has no voting rights. Messrs. Henrion and Rhawn are neither the owners, nor affiliates of owners, of any Membership or Store Common Stock.


     The Cooperative's Bylaws provide for a Board of Directors consisting of up to twenty voting members (with sixteen voting members currently serving) plus the Cooperative's President, who is a non-voting member. Up to nineteen directors will be elected by the holders of various series of Membership Common Stock.
Each series of Membership Common Stock is generally entitled to elect one director, except that the NFAC and KFC Management are each entitled to elect two directors. One director (the "Independent Director") is nominated by the Board of Directors and elected by a plurality vote of the shares of all series of Membership Common Stock entitled to vote. The Independent Director must not be affiliated in any way with any owner or operator of a KFC or Taco Bell retail outlet ("Operator"). With the exception of the President and the Independent Director, each director of the Cooperative must be a member of the Cooperative or a shareholder, officer, employee or partner of the entity which is a member of the Cooperative. Additionally, each director (other than the President and the Independent Director) must be a member or an officer, director, shareholder, employee or partner of the organization which is entitled to vote for such director. All voting members of the Board of Directors serve three-year staggered terms. Only the Series B, C, D, G, I, J, L, and Independent Directors will be elected at the Annual Meeting.

     During the last five years, Messrs. Allen, Buckner, Dunafon, Giles, Harman, Henriquez, Houston, Marsella, Moss, Neal, Peck, Richards, Royster, White, and Young have been principally engaged in business as Operators, and Mr. Rhawn has been Chairman and owner of Rhawn Enterprises, Inc., a Louisville financial services holding company.

     Thomas D. Henrion joined the staff of the Cooperative in March 1980 as its President and in 1993 also became Chief
Executive Officer. In 1991, Mr. Henrion was elected to serve as a director of the National Cooperative Bank. Mr. Henrion also serves as a director of Wholesome and Hearty Foods, Inc.

     Except for Mr. Henrion, all officers of the Cooperative who are also directors serve in such offices on a limited, part-time basis without remuneration.

Standing Committees

     The Board of Directors of the Cooperative had four regular meetings in fiscal 1995 and no special meetings. The Board of Directors has five standing committees, each of which, except as noted below, met four times during fiscal 1995: Executive, Personnel, Audit and Budget, Insurance, and Nominating.

     The Executive Committee is comprised of Messrs. Allen, Harman, Neal, Peck and Royster. The Executive Committee, between the meetings of the Board and while the Board is not in session, has all the powers and may exercise all the duties of the Board of Directors in the management of the business of the Cooperative which may lawfully be delegated to it by the Board.

     The Audit and Budget Committee is comprised of Messrs. Buckner, Giles, Henriquez, Moss, Neal and Young. The Audit and Budget Committee meets periodically with management and representatives of the Cooperative's independent accountants.
The independent accountants have free access to the Committee and the Board of Directors. The Committee considers the scope, timing and fees for the annual audit and the results of audit examinations performed by the independent public accountants, including certain recommendations to improve the Cooperative's systems of accounting and internal controls, and the follow-up reports prepared by management of the Cooperative pursuant to such recommendations. The Committee reviews the Cooperative's annual budget before its consideration by the Board of Directors.

     The Insurance Committee is comprised of Messrs. Allen,
Dunafon, Richards and White. The Insurance Committee monitors the KFC Franchisee Insurance Program and, in conjunction with the Executive Committee, makes recommendations to the Board of Directors concerning the program.

     The Nominating Committee is comprised of Messrs. Allen, Harman and Neal. The Nominating Committee makes recommendations to the Board of Directors concerning officer positions for the Cooperative and met once during fiscal 1995. The Board of Directors considers the nomination of the Independent Director. Members of the Cooperative nominate their own candidates for director to represent their respective Series of Membership Common Stock.

Compensation Committee Interlocks and Insider Participation

     The Personnel Committee is comprised of Messrs. Harman, Houston, Marsella, Peck, Rhawn and Royster. Pursuant to a former provision of the Cooperative's Bylaws, Mr. Peck, as Chairman of the Board, served as the Cooperative's Chief Executive Officer until May 1993; he received no compensation from the Cooperative except for the reimbursement for expenses as provided below under "Compensation of Directors." The Personnel Committee considers personnel policy and practices of the Cooperative and makes recommendations to the Board of Directors concerning the compensation of all officers. See "Report of Personnel Committee on Executive Compensation."

Executive Compensation

     The following table shows all cash compensation paid by the Cooperative for the years ended October 31, 1995, 1994, and 1993 to the most highly compensated executive officers as to whom the total cash and cash-equivalent remuneration exceeded $100,000 during fiscal 1995.

                    Summary Compensation Table

                                      Annual Compensation


Name and Principal              Fiscal                                 All Other
Position                        Year         Salary     Bonus(1)    Compensation(2)

Thomas D. Henrion                1995       $181,498    $51,480         $21,046
  President and Chief            1994        175,116     51,383          19,440
  Executive Officer              1993        165,361     53,370          19,098

William T. Hutcherson            1995        102,034     15,815          11,631
  Vice President                 1994        101,538     10,713          11,834
                                 1993        101,904     17,831          12,500

William V. Holden                1995         92,067     14,406          10,531
  Vice President and             1994         85,381     10,522          10,024
  Chief Financial                1993         77,082     14,048           9,659
  Officer

Kenneth Hartung                  1995         87,099     17,861          10,457
     Vice President              1994         82,813     16,538           9,881
                                 1993         53,125      5,040           4,535

Judith Hollis                    1995         86,800     18,346          10,230
     Vice President              1994         83,333      8,820           9,784
                                 1993         78,583     16,800          10,048
________________________

     (1) The Cooperative has established bonus programs for all officers under which, if they achieve certain objectives, they may receive a bonus of not greater than 40% of their base salaries. In addition, the fiscal 1994 amount for Mr. Henrion includes a one-time payment of $21,330 to Mr. Henrion pursuant to a letter agreement dated May 22, 1991, providing for such payment if Mr. Henrion remained employed by the Cooperative through February 15, 1994.

     (2)  Includes employer contribution to the
     Cooperative's Thrift Plan and Money Purchase Pension Plan in fiscal 1995 as follows: Mr. Henrion $4,500 and $11,546, respectively; Mr. Hutcherson $3,382 and $8,249, respectively; Mr. Holden $3,078 and $7,453, respectively; Mr. Hartung $3,109 and $7,348, respectively; and Ms. Hollis $2,869 and $7,361, respectively. For Mr. Henrion, the fiscal 1995 amount includes $5,000, representing the value to Mr. Henrion of the Cooperative's payments with respect to the insurance policy described below. See "Report of Personnel Committee on Executive Compensation."


Compensation of Directors

     No director, other than the Independent Director, receives any remuneration from the Cooperative other than reimbursement for long distance travel, hotel accommodations, and $400 per board meeting for out-of-pocket expenses. The Independent Director receives an annual fee of $10,000, plus fees of $1,000 per board meeting attended.

Report of Personnel Committee on Executive Compensation

     The Personnel Committee of the Board of Directors reviews and establishes management compensation and compensation policies and procedures. Following review and approval by the Personnel Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval. The Personnel Committee's policies and procedures for the year ending October 31, 1995, are discussed below.


     Chief Executive Officer Compensation

     Mr. Henrion serves as Chief Executive Officer at the pleasure of the Board. In fiscal 1995, Mr. Henrion received a base salary of $181,498 and an incentive bonus of $51,480. The increase in Mr. Henrion's base salary in fiscal 1995 compared to his fiscal 1994 base salary was based on the Personnel Committee's subjective determination, not based on specific criteria, that Mr. Henrion continues to be a valuable employee and has met or exceeded the Cooperative's expectations in the preceding fiscal year. With respect to the level of Mr. Henrion's base salary, as discussed below, a nationally recognized management consulting firm determined during 1994 that the Cooperative's executive officer compensation (salary plus bonus) was generally in the low range of compensation for executives in comparable job positions in Kentucky and throughout the United States.

     The Personnel Committee has established an incentive bonus program (the "Incentive Bonus Program") for each of its executive officers, including Mr. Henrion, under which, if an officer achieves certain specified objectives, the officer may receive a bonus of not greater than 40% of base salary. The Personnel Committee determined the amount of Mr. Henrion's 1995 bonus based on its assessment of his performance in the following five areas:
(i) his contribution toward obtainment of Cooperative objectives, including (A) operating expenses as a percent of sales and (B) income before patronage dividend and income taxes, (ii) his overall management leadership, (iii) his success at maintaining low costs generally for Cooperative products and services, (iv) his generation of new business for the Cooperative, and (v) his flexibility in dealing with issues confronted by the Cooperative during the year. The Personnel Committee generally weighted each of the five areas as follows: 50% weight to area (i), 15% weight to areas (ii) and (iii), and 10% weight to areas (iv) and (v). Based on the Cooperative's performance results in area (i) and the Personnel Committee's subjective determination of Mr. Henrion's performance in the other areas, the Personnel Committee recommended, and the Board of Directors awarded, Mr. Henrion a bonus of $51,480.

     In addition, Mr. Henrion and the Cooperative have executed a Supplemental Benefits/Consulting Agreement (the "Supplemental Agreement"), effective January 1, 1994, whereby Mr. Henrion will receive deferred compensation upon either his retirement or his voluntary or involuntary termination not for cause, as defined. The Cooperative's determination to enter into the Supplemental Agreement was primarily based on the Board of Directors' subjective sense of the value of Mr. Henrion's continued loyalty and service to the Cooperative, the Cooperative's desire to assist Mr. Henrion in providing for his retirement, as well as the contingencies of death and disability, and to provide Mr. Henrion with an incentive to provide advisory services to the Cooperative in a consulting capacity upon his eventual retirement.

     Pursuant to the Supplemental Agreement, commencing upon his departure from the Cooperative (so long as his departure is not the result of a termination for cause) and for the duration of the "Period" as defined below, Mr. Henrion will receive monthly compensation equivalent at least to one-twelfth of 18% of his annual base compensation averaged over a three-year period ("Averaged Annual Compensation"). The Period will be a number of months equal to the number of months Mr. Henrion has worked for the Cooperative after January 1, 1994. In addition, for one year following the expiration of the Period, Mr. Henrion will receive, in equal monthly installments, an amount equal to his Averaged Annual Compensation. As of October 31, 1995, Mr. Henrion's Averaged Annual Compensation for purposes of the Supplemental Agreement was $175,805, with one-twelfth of 18% of this amount equal to $2,637.

     If Mr. Henrion chooses to provide consulting services following his departure from the Cooperative, in lieu of the monthly supplemental retirement benefits at the annual rate of 18% of his Averaged Annual Compensation, he will receive monthly compensation equivalent to one-twelfth of 30% of his Averaged Annual Compensation for so long as he provides such consulting services. In any event, Mr. Henrion may not provide consulting services for longer than the Period or seven years, if the Period exceeds seven years. Mr. Henrion may elect to receive the supplemental retirement income described above in a lump sum payment of the present value of such income, in lieu of the monthly payments.

     The Supplemental Agreement also provides Mr. Henrion with an increasing death benefit whole life split-dollar insurance policy in an initial face amount of $147,384 (the "Policy"). The Cooperative will pay the $10,000 annual premium on the Policy unless and until Mr. Henrion's employment ceases for any reason. The Cooperative has a 50% interest in the death benefits and cash value under the Policy. Should Mr. Henrion's employment terminate for any reason before his death, Mr. Henrion has the option of purchasing the Cooperative's interest in the Policy for 50% of its then cash value. If Mr. Henrion does not exercise his right to purchase the Cooperative's interest in the Policy, the Cooperative may either purchase Mr. Henrion's interest in the Policy for 50% of its then cash value or elect that the Policy be surrendered, in which case the cash value will be paid one-half to Mr. Henrion and one-half to the Cooperative.

     Compensation of Executive Officers Generally

     As a general matter, the Personnel Committee in making recommendations to the Board of Directors considers increases in the base salary compensation of each of its officers annually between 0% and 8% depending on the Personnel Committee's assessment of the value of the officer's position within the Cooperative organization. It is the Personnel Committee's policy to analyze jobs and job descriptions in addition to the individuals filling the job positions. During 1994, the Cooperative also commissioned a report by a nationally recognized management consulting firm, which analyzed the Cooperative's management structure as well as salary information regarding executive officers of the Cooperative. Among other things, the report concluded that Cooperative executive salaries overall were in the low range of competitive salaries for executives in comparable job positions in Kentucky and throughout the country. The consulting firm considered compensation data primarily from the wholesale trade and chain restaurant industry sectors, with some business services and general industry data also referenced. The Personnel Committee considered the consulting firm's report in making the fiscal 1995 executive salary recommendations.

     Individual performance-based bonuses for the Cooperative's other key executive officers under the Incentive Bonus Program are distributed annually at the discretion of the Board of Directors, upon recommendation by the Personnel Committee, based on the achievement of certain specified objectives by each officer. The individualized criteria may include such objective and subjective factors as the officer's success in meeting the objectives of the Cooperative (such as operating expenses as a percent of sales and income), the officer's management and communication skills, or the officer's handling of accounts receivable.

     In addition to the individual performance-based bonuses described above, executive officers participate in the Cooperative's Thrift and Money Purchase Pension Plans (the "Plans"), which Plans are available to all active employees of the Cooperative. These Plans (referred to herein, where appropriate, as the "Thrift Plan" and the "Pension Plan") are structured to motivate the officers and employees of the Cooperative to do an outstanding job of managing and operating the Cooperative.

     Under the Thrift Plan, money is contributed by an employee to an employee's Plan account based on the employee's elective contributions (which are subject to certain legal limitations). The Cooperative may also make additional contributions under the Thrift Plan to the employee's plan account based on a portion of the Cooperative's profits. The Cooperative is not obligated to make any additional contributions under the Thrift Plan and thus voluntary additional contributions may be less in some years than in others. If the Cooperative determines to make an additional contribution to the Thrift Plan, the amount is divided among all eligible employees on the basis of their annual compensation.
The Cooperative's voluntary contribution to the Thrift Plan in fiscal 1995 was equivalent to 3.0% of each eligible employee's annual base salary.

     Under the Pension Plan, the Cooperative is obligated to make matching contributions to the employee's account based on the amount of elective contributions made by the employee to the Thrift Plan. The Cooperative will match $2.00 for every $1.00 contributed by an employee to the Thrift Plan, up to the first 1% of the employee's annual compensation; thereafter, the Cooperative will match the elective contribution dollar-for-dollar from the next 5% of the employee's annual compensation.

                                   Personnel Committee Members
                                        Leon W. Harman
                                        Paul A. Houston
                                        John Marsella
                                        Robert P. Peck
                                        Edward W. Rhawn
                                        James B. Royster

Performance Graph

     Under rules adopted by the Securities and Exchange Commission in 1992, each corporation with securities registered under the Securities Exchange Act of 1934 is required to provide in its proxy statement a line graph comparing, for the previous five years, the cumulative total return on its common stock with the cumulative total return of a broad equity market index and an industry index or peer group. The Cooperative cannot provide this graph because there is no meaningful information with respect to cumulative return on any class of the Cooperative's capital stock. The Cooperative's stockholder members purchase Membership Common Stock and Store Common Stock to participate in the Cooperative's member programs, including the patronage dividend program, and to participate in the Cooperative's management through the election of directors. The stockholder members do not purchase the Cooperative's capital stock with any expectation of return on their investment through stock appreciation or per share dividends. The Cooperative's Membership Common Stock and Store Common Stock are issued only to Operators. No class of the Cooperative's capital stock is listed on an exchange or traded in any other public trading market. Since July 1, 1983, the Cooperative from time to time has offered shares of its Membership Common Stock at a per share price of $10 and shares of its Store Common Stock at a per share price of $400.

Transactions With Stockholders, Directors and Officers

     All present voting members of the Board of Directors and nominees for the Board, except the Independent Director, are Operators or represent Operators and have purchased or may purchase equipment and supplies from the Cooperative or from distributors who purchase from the Cooperative. All purchases by directors and nominees or their affiliates from the Cooperative are made on the same terms and conditions as purchases by any other Operator. Several Operators are also in the business of purchasing equipment and supplies for sale and distribution to other Operators and may purchase such equipment and supplies from the Cooperative.

Section 16 Reports

     Section 16(a) of the Securities Exchange Act of 1934 requires the Cooperative's directors, executive officers and certain persons to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange
Commission. The Cooperative believes that all such filing requirements were complied with in fiscal 1995.

           STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Cooperative on or before October 25, 1996 to be eligible for inclusion in the Cooperative's proxy statement and proxy relating to that meeting.

                        OTHER INFORMATION

     The officers and directors of the Cooperative do not know of any matters to be presented at the meeting and submitted to a vote of the Stockholder Members other than those specified above. If any other matter should come before the meeting, it is intended that the persons named in the enclosed form of proxy, who are members of the Executive Committee of the Board of Directors, or their substitutes, will vote the proxy in accordance with their discretion on such matters.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Cooperative. Solicitation may be undertaken by mail, telephone and personal contact by Directors, officers and employees of the Cooperative without additional compensation.

     The Cooperative has appointed the firm of KPMG Peat Marwick
LLP to serve as the Cooperative's independent certified public accountants. Representatives of KPMG Peat Marwick LLP will not be present at the Annual Meeting.

     "Taco Bell" and "KFC" are registered trademarks of Taco Bell Corporation and KFC Corporation, respectively, and are used in these materials for identification purposes only. The Cooperative is an independent provider of products and is not affiliated with Taco Bell Corporation or KFC Corporation, except that KFC Management is a stockholder member of the Cooperative.


Louisville, Kentucky
February 12, 1996


            KFC National Purchasing Cooperative, Inc.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held March 15, 1996
         (Please Mark, Sign, Date and Return Immediately

     I, the undersigned Stockholder Member of KFC National Purchasing Cooperative, Inc. (the "Cooperative") do hereby nominate, designate and appoint Robert P. Peck or William E. Allen or Leon W. Harman or David G. Neal or James B. Royster or any one of them with full power to act alone, my true and lawful attorney(s), with full power of substitution, for me and in my name, place and stead to vote all of the Membership Common Stock of the Cooperative standing in my name on its books and which I am entitled to vote at the annual meeting of its stockholder members to be held at 10:00 a.m. on March 15, 1996, at the Cooperative's offices at 950 Breckenridge Lane, Louisville, Kentucky, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1.   Election of Directors by All Members.

     To elect the following indicated nominees as members of the Cooperative's Board of Directors to serve as the Independent
Director and to represent the Series J Membership Common Stock, respectively.

Series       Name             For  Series   Name                 For

Independent  Edward W. Rhawn   / /   J      Edward J. Henriquez  / /

     Note: You may vote for either or both of the nominees listed above because each nominee has been nominated for a separate position on the Board of Directors. All holders of Membership Common Stock may vote in this election.


     2.   Election of Series Directors by Series Members Only.

          To elect the following indicated nominees as members of the Cooperative's Board of Directors to represent their respective Series of Membership Common Stock.

Series   Name             For   Series    Name                For

 B     Robert P. Peck     [ ]     G      Joseph F. Cariel     [ ]

 B     Jacob H. DeWitt    [ ]     G      Martin D. Lewis      [ ]

 C     John F. Arsenault  [ ]     G      Dean M. Sorgdrager   [ ]

 C     James G. Cocolin   [ ]     I      Paul A. Houston      [ ]

 D    Calvin G. White     [ ]     L      John Marsella        [ ]

Note:  Check one box only - Do not vote in Item 2 unless you hold
Series B, C, D, G, I or L Membership Common Stock.

Vote only for a nominee of your Series in Item 2.  Your Series is
__________.


3.   Other Business

     To transact all other materials and business which may properly come before the meeting.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Proxy. This Proxy will be voted as specified. If no instruction is indicated on a properly executed and dated proxy form, then the above-named proxies, or any of them or their substitutes, will vote the share represented IN ACCORDANCE WITH THEIR DISCRETION on any matters or business, other than the election of directors, that may properly come before the meeting. (The above-named proxies will not vote for any director nominees named above to represent a Series unless a nominee has been specified.) THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

IN WITNESS WHEREOF, I have signed my name on ______________, 1996.



                                   _________________________________
                                   (Signature of Stockholder)


                                   _________________________________
                                   (Printed Name)


Please sign exactly as name appears in address on this form of proxy. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


THE PRESENCE IN PERSON OR BY PROXY OF STOCKHOLDER MEMBERS
REPRESENTING A MAJORITY OF THE STOCKHOLDER MEMBERS ENTITLED TO VOTE AT THE ANNUAL MEETING SHALL CONSTITUTE A QUORUM AT THE ANNUAL
MEETING.  THEREFORE, YOU ARE URGED TO SIGN, DATE AND RETURN THE
PROXY CARD.

A PROMPT RESPONSE WILL BE APPRECIATED.